Exhibit 107

Calculation of Filing Fee Tables
Form S-3
(Form Type)

ZW DATA ACTION TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Type	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0,001 per share
Fees to Be Paid	Equity	Preferred Stock, $0.001 per share
Fees to Be Paid	Other	Warrants
Fees to Be Paid	Other	Units (3)
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(2)	$75,000,000	0.00014760	$11,070
	Total Offering Amounts					$75,000,000		$11,070
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$11,070

(1)	There are being registered hereunder such indeterminate number of common stock, such indeterminate number of preferred stock, such indeterminate number of warrants, and such indeterminate number of units as will have an aggregate initial offering price not to exceed $75,000,000, or if any securities are issued in any non-United States currency units, the equivalent thereof in non-United States currencies. This registration statement shall also cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions.
(2)	The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Units may consist of any combination of the securities registered hereunder.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims	-	-	-	-	-	-	-	-	-	-	-